Exhibit 99.3

AMSURG CORP.

SHAREHOLDERS’ AGREEMENT

Dated as of [—], 2014

i

SHAREHOLDERS’ AGREEMENT

THIS SHAREHOLDERS’ AGREEMENT is entered into as of [—], 2014, by and among AmSurg Corp., a Tennessee corporation (together with its successors and assigns, the “Company”), Hellman & Friedman Capital Partners VI, L.P., a Delaware limited partnership (“HFCP VI”), Hellman & Friedman Capital Partners VI (Parallel), L.P., a Delaware limited partnership (“HFCP VI Parallel”), Hellman & Friedman Capital Executives VI, L.P., a Delaware limited partnership (“HFCP VI Executives”), Hellman & Friedman Capital Associates VI, L.P. (“HFCP VI Associates” and, together with HFCP VI, HFCP VI Parallel, HFCP VI Executives and each of their respective successors and assigns, the “Investor Shareholders”).

RECITALS

WHEREAS, the Company has entered into that certain Purchase Agreement and Agreement and Plan of Merger, dated as of May 29, 2014 (as amended, restated, modified or supplemented in accordance with its terms, the “Merger Agreement”), with Arizona Merger Corporation, a Delaware corporation and a direct wholly owned subsidiary of the Company (“Merger Sub 1”), Arizona II Merger Corporation, a Delaware corporation and a direct wholly owned subsidiary of the Company (“Merger Sub 2”), Sunbeam GP Holdings, LLC, a Delaware limited liability company, solely for purposes of Article V and Section 2.9 of the Merger Agreement and solely in its capacity as the sole holder of membership interests in the General Partner (as defined herein) (in such capacity, “Seller”), Sunbeam GP LLC, a Delaware limited liability company and the general partner of the Partnership (the “General Partner”), Sunbeam Holdings, L.P., a Delaware limited partnership (the “Partnership”), Sunbeam Primary Holdings, Inc., a Delaware corporation and a wholly owned subsidiary of the Partnership (“Sunbeam Primary”), and HFCP VI Securityholders’ Rep LLC, a Delaware limited liability company, solely in its capacity as agent and attorney-in-fact for Seller and the unitholders of the Partnership (in such capacity, the “Unitholders’ Representative”), pursuant to which, among other things, upon the terms and subject to the conditions set forth therein, (i) the Company will acquire all of the membership interests of the General Partner (the “Purchase”) and (ii) Merger Sub 1 will merge with and into the Partnership (the “Merger”), with the Partnership surviving the Merger as a wholly owned subsidiary of the Company;

WHEREAS, in consideration of the Purchase and the Merger, the Company will, at the closing of the transactions contemplated by the Merger Agreement, issue to Seller and the Unitholders either (i) shares of Common Stock (as defined below) or (ii) shares of Series D Preferred Stock (as defined below) and shares of Series E Preferred Stock (as defined below), which shares shall, pursuant to the terms of the Charter (as defined below), be convertible into shares of Common Stock;

WHEREAS, as an inducement and condition to the Company’s, the Partnership’s, the General Partner’s and Seller’s willingness to enter into and consummate the transactions contemplated by the Merger Agreement, the Company and the Investor Shareholders have agreed to execute and deliver this Agreement; and

WHEREAS, in furtherance of the foregoing, the parties hereto desire to enter into certain arrangements relating to the Company and the Equity Securities (as defined below) held by the Investor Shareholders from time to time.

NOW, THEREFORE, in consideration of the foregoing recitals and of the mutual promises hereinafter set forth, the parties hereto agree as follows:

ARTICLE I

DEFINITIONS

Section 1.1. Certain Defined Terms. As used in this Agreement, the following terms shall have the meanings set forth below:

“Affiliate” means, with respect to any Person, any other Person that, directly or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with such Person. The term “control” (including the terms “controlled by” and “under common control with”), as used in this definition, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through ownership of voting securities, by contract or otherwise. The terms “controlled” and “controlling” have meanings correlative to the foregoing. Notwithstanding the foregoing, (i) none of the Investor Shareholders shall be considered Affiliates of any portfolio company in which the Investor Shareholders or any of their investment fund Affiliates have made a debt or equity investment (or vice versa) and (ii) none of the Investor Shareholders or any portfolio company in which any Investor Shareholder or any of their investment fund Affiliates have made a debt or equity investment (other than the Company) shall be considered Affiliates of the Company, its Subsidiaries and its other controlled Affiliates (and vice versa).

“Agreement” means this Shareholders’ Agreement as the same may be amended, restated, supplemented or modified from time to time.

“Beneficial Owner”, “Beneficially Own” and “Beneficial Ownership” have the meaning given such terms in Rule 13d-3 under the Exchange Act, and a Person’s beneficial ownership of securities will be calculated in accordance with the provisions of such Rule; provided, however, that (i) no Investor Shareholder shall be deemed to Beneficially Own any Equity Securities held by any other Investor Shareholder solely by virtue of the provisions of this Agreement (other than this definition) or the Registration Rights Agreement, (ii) a Person will be deemed to be the Beneficial Owner of any security which may be acquired by such Person, whether within 60 days or thereafter, upon the conversion, exchange or exercise of any rights, options, warrants or similar securities to subscribe for, purchase or otherwise acquire (x) capital stock of any person or (y) debt or other evidences of indebtedness, capital stock or other securities directly or indirectly convertible into or exercisable or exchangeable for such capital stock of such person, (iii) a Person shall be deemed to be the Beneficial Owner of any securities with which a Person has any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of such securities and (iv) each Investor Shareholder will be deemed to be the Beneficial Owner of the number of Conversion Shares issued or issuable to such Investor Shareholder from time to time.

“Board” means the Board of Directors of the Company.

“Business Day” means any day that is not a Saturday, a Sunday or other day on which banks are required or authorized by law to be closed in Nashville, Tennessee or San Francisco, California.

“Bylaws” means the Second Amended and Restated Bylaws of the Company, as in effect on the Closing Date immediately following the Effective Times and as the same may be amended, supplemented or otherwise modified from time to time in accordance with the terms thereof and the terms of the Charter and this Agreement.

“Charter” means the Second Amended and Restated Charter of the Company, as amended and in effect on the Closing Date immediately following the Effective Times and as the same may be amended, supplemented or otherwise modified from time to time in accordance with its terms.

“Closing Date” has the meaning ascribed to such term in the Merger Agreement.

“Common Stock” means the Common Stock, no par value per share, of the Company and any securities issued in respect thereof, or in substitution therefor, in connection with any stock split, dividend or combination, or any reclassification, recapitalization, merger, consolidation, exchange or other similar reorganization.

“Company” has the meaning set forth in the Preamble.

“Contracting Parties” has the meaning set forth in Section 4.12(a).

“Conversion-Eligible Investor” has the meaning set forth in Section 3.6.

“Conversion-Limited Investor” has the meaning set forth in Section 3.6.

“Conversion Shares” means the shares of Common Stock that may be issued upon the conversion of the Series D Preferred Stock and the Series E Preferred Stock as provided for in the Charter, assuming that the Shareholder Approval (as defined in the Charter) has been obtained, whether or not the Shareholder Approval has in fact been obtained, without giving effect to any limitations on such conversion of the Series D Preferred Stock or the Series E Preferred Stock as set forth in the Charter.

“Director” means any member of the Board.

“Effective Times” has the meaning ascribed to the term in the Merger Agreement.

“Equity Securities” means any and all shares of Common Stock, Preferred Stock and other capital stock of the Company, securities of the Company convertible into, or exchangeable or exercisable for, such shares, and options, warrants or other rights to acquire such shares (including shares of Series D Preferred Stock and Series E Preferred Stock).

“Exchange” means Nasdaq or the New York Stock Exchange, as the case may be.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Fundamental Change” means the occurrence of any of the following:

(i) any Person (other than the Company, its wholly owned subsidiaries or any employee benefits plan of the Company or its wholly owned subsidiaries) or group (within the meaning of Section 13(d)(3) of the Exchange Act) (other than a group which includes as a member thereof, the Company, its wholly owned subsidiaries or any employee benefits plan of the Company or its wholly owned subsidiaries) becomes the direct or indirect Beneficial Owner of shares with a majority of the Total Voting Power of the Voting Stock; or

(ii) the Company consolidates with or merges with or into another person (other than a wholly owned subsidiary of the Company), or sells, conveys, transfers, leases or otherwise disposes all or substantially all of the consolidated properties and assets of the Company and its subsidiaries to any Person (other than a wholly owned subsidiary of the Company) or group (within the meaning of Section 13(d)(3) of the Exchange Act) (other than a group which includes as a member thereof a wholly owned subsidiary of the Company) or any Person (other than a wholly owned subsidiary of the Company) consolidates with or merges with or into the Company; provided, that none of the circumstances set forth in this clause (ii) will be a Fundamental Change if Persons that Beneficially Own the Voting Stock of the Company immediately prior to the transaction own, directly or indirectly, shares with a majority of the Total Voting Power of all outstanding Voting Stock of the surviving or transferee person immediately after the transaction in substantially the same proportion as their ownership of the Company’s Voting Stock immediately prior to the transaction.

“GAAP” means United States generally accepted accounting principles, as in effect from time to time.

“General Partner” has the meaning set forth in the Recitals.

“HFCP VI” has the meaning set forth in the Recitals.

“HFCP VI Associates” has the meaning set forth in the Recitals.

“HFCP VI Executives” has the meaning set forth in the Recitals.

“HFCP VI Parallel” has the meaning set forth in the Recitals.

“HSR Act” has the meaning set forth in Section 3.1.

“Investor Director” means any Director who becomes a member of the Board pursuant to Section 2.1.

“Investor Shareholders” has the meaning set forth in the Preamble.

“Investor Shareholder Nominee” has the meaning set forth in Section 2.1(c).

“Merger” has the meaning set forth in the Recitals.

“Merger Agreement” has the meaning set forth in the Recitals.

“Nasdaq” means The NASDAQ Stock Market, or any successor thereto.

“Nonparty Affiliates” has the meaning set forth in Section 4.12(a).

“Offering Proceeds” means with respect to the Qualified Offering, (i) fifty percent (50.0%) of the first $400,000,000 of aggregate proceeds received by the Company from the Qualified Offering (net of underwriting discounts and commissions and the out-of-pocket expenses of the Company directly related to the conduct of the Qualified Offering), plus (ii) one hundred percent (100.0%) of the aggregate proceeds received by the Company from the Qualified Offering (net of underwriting discounts and commissions and the out-of-pocket expenses of the Company directly related to the conduct of the Qualified Offering) in excess of $400,000,000 and up to $500,000,000, plus (iii) fifty percent (50.0%) of the aggregate proceeds received by the Company from the Qualified Offering (net of underwriting discounts and commissions and the out-of-pocket expenses of the Company directly related to the conduct of the Offering) in excess of $500,000,000.

“Qualified Offering” has the meaning set forth in Section 3.5.

“Partnership” has the meaning set forth in the Recitals.

“Person” means an individual or natural person, any general partnership, limited partnership, limited liability company, corporation, trust, business trust, joint stock company, joint venture, unincorporated association, cooperative or association or any other legal entity or organization of whatever nature, and shall include any successor (by merger or otherwise) of such entity, or a government or any agency or political subdivision thereof.

“Preferred Stock” means the shares of preferred stock, no par value per share, of the Company and any securities issued in respect thereof, or in substitution therefor, in connection with any stock split, dividend or combination, or any reclassification, recapitalization, merger, consolidation, exchange or other similar reorganization, including the Series D Preferred Stock and the Series E Preferred Stock.

“Purchase” has the meaning set forth in the Recitals.

“Representative” has the meaning set forth in the Recitals.

“Resignation Event” means (i) that an Investor Director, as determined by the Board in good faith following compliance with the procedures set forth below in this definition when applicable, is prohibited or disqualified from serving as a director of the Company under any rule or regulation of the SEC, any Exchange or by applicable law or (ii) a Termination Event. Prior to making a determination that any Resignation Event described in clause (i) above has occurred, the Board shall provide the Investor Director and his or her representatives with proper notice of a meeting of the Board to discuss and, if applicable, to dispute the proposed determination. At such duly called and held Board meeting, the Board shall provide the Investor Director and his or her representatives with a reasonable opportunity to be heard and to present information relevant to the Board’s proposed determination. The Board may make a determination that a Resignation Event has occurred only following its consideration in good faith of such information presented by the Investor Director and his or her representatives.

“SEC” means the Securities and Exchange Commission.

“Seller” has the meaning set forth in the Recitals.

“Series D Preferred Stock” means the Preferred Stock of the Company that is designated as Series D Mandatorily Convertible Preferred Stock and any securities issued in respect thereof, or in substitution therefor, in connection with any stock split, dividend or combination, or any reclassification, recapitalization, merger, consolidation, exchange or other similar reorganization (other than Common Stock issued upon conversion thereof as contemplated by the Charter).

“Series E Preferred Stock” means the Preferred Stock of the Company that is designated as Series E Contingent Convertible Preferred Stock and any securities issued in respect thereof, or in substitution therefor, in connection with any stock split, dividend or combination, or any reclassification, recapitalization, merger, consolidation, exchange or other similar reorganization (other than Common Stock issued upon conversion thereof as contemplated by the Charter).

“Significant Event” has the meaning set forth in Section 3.4(c).

“Subsidiary” means, with respect to any Person, any entity of which (i) a majority of the Total Voting Power of shares of stock or equivalent ownership interests entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers, trustees or other members of the applicable governing body thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof, or (ii) if no such governing body exists at such entity, a majority of the Total Voting Power of shares of stock or equivalent ownership interests of the entity is at the time owned or controlled, directly or indirectly, by that Person or one or more Subsidiaries of that Person or a combination thereof. For purposes hereof, a Person or Persons shall be deemed to have a majority ownership interest in a limited liability company, partnership, association or other business entity if such Person or Persons shall be allocated a majority of limited liability company, partnership, association or other business entity gains or losses or shall be or control the managing member or general partner of such limited liability company, partnership, association or other business entity.

“Termination Event” means the Investor Shareholders, taken together, cease to Beneficially Own shares of Common Stock (including Conversion Shares) issued or issuable pursuant to the Merger Agreement representing at least ten percent (10.0%) of the outstanding Common Stock.

“Total Voting Power” means, with respect to any entity, at the time of determination of Total Voting Power, the total number of votes which may be cast on a general matter of the entity at which all classes of equity voting securities of the entity are entitled to vote (or, in the event the entity is not a corporation, the governing members, board or other similar body of such entity) inclusive of the number of votes that the holders of the Conversion Shares would have been entitled to vote if they had converted to Common Stock pursuant to the Charter immediately prior to the Fundamental Change.

“Voting Stock” means the Company’s outstanding voting stock having the power to vote generally for the election of Directors.

Section 1.2. Other Capitalized Terms. Capitalized terms used but not defined herein shall have the meanings given to them in the Merger Agreement.

Section 1.3. General Interpretive Principles. The name assigned to this Agreement and the section captions used herein are for convenience of reference only and shall not be construed to affect the meaning, construction or effect hereof. Unless otherwise specified, the terms “hereof,” “herein” and similar terms refer to this Agreement as a whole, and references herein to Articles or Sections refer to Articles or Sections of this Agreement. For purposes of this Agreement, the words, “include,” “includes” and “including,” when used herein, shall be deemed in each case to be followed by the words “without limitation.” The terms “dollars” and “$” shall mean United States dollars. Any reference to any federal, state, local or foreign statute or law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context requires otherwise, and shall include all amendments of the same and any successor or replacement statutes and regulations as of the Closing Date. The parties hereto have participated jointly in the negotiation and drafting of this Agreement. If an ambiguity or question of intent or interpretation arises, this Agreement will be construed as if drafted jointly by the parties and no presumption or burden of proof will arise favoring or disfavoring any party because of the authorship of any provision of this Agreement. Furthermore, any rule of law or any legal decision that would require interpretation of any claimed ambiguities in this Agreement against the drafting party has no application to the parties hereto and is expressly waived.

ARTICLE II

CORPORATE GOVERNANCE

Section 2.1. Board of Directors.

(a) Board Size. The size of the Board shall be determined in the manner set forth from time to time in the Company’s Charter or Bylaws. Effective as of the date immediately after the Closing Date, the Company shall have adopted resolutions (including with respect to any necessary Bylaw amendments) and used its reasonable best efforts to take all other reasonably necessary actions within the control of the Board to have caused the Board to be comprised of (i) in the event Investor Shareholders are entitled to nominate two (2) individuals to serve as Directors pursuant to Section 2.1(c)(A), twelve (12) Directors and the Board to include each of [—] as a Director (designated as a “Class I” Director) and [—]1 as a Director (designated as a “Class II” Director under the Charter and Bylaws) or (ii) in the event the Investor Shareholders are only entitled to nominate one (1) individual to serve as Director pursuant to Section 2.1(c)(B), eleven (11) Directors and the Board to include [—]2 as a Director (designated as a “Class II” Director under the Charter and Bylaws).

(b) Investor Director Qualification. Notwithstanding the foregoing, each such Investor Director Nominee shall, in the reasonable judgment of the Company, (A) have the requisite skill and experience to serve as a director of a publicly traded company, provided, however, that any investment professional of the Investor Shareholders or their Affiliates with a title of “principal” or a more senior title or any current or former executive officer of the Partnership or its Subsidiaries shall be deemed to have such requisite skill and experience, and (B) not be prohibited or disqualified from serving as a director of the Company pursuant to any rule or regulation of the SEC, any Exchange or by applicable law. Upon the written request of the Company, the Investor Shareholder and the Investor Director Nominee agree to promptly provide the Company with accurate and complete information relating to the Investor Director Nominee that is required to be disclosed by the Company under the Exchange Act. In addition, at the Company’s request, the Investor Director Nominee shall complete and execute the Company’s customary director and officer questionnaire, in a form substantially similar to the director and officer questionnaire executed by the other members of the Board, prior to being appointed to the Board or standing for re-election (if applicable) at an annual shareholders meeting of the Company or at such other time as may be requested by the Company.

(c) Nomination Right. From and after the date hereof and until the Termination Event, the Investor Shareholders shall have the right (but not the obligation) pursuant to this Agreement to nominate to the Board the following individual(s) (each, an “Investor Shareholder Nominee”):

(A) two (2) individuals to serve as Directors for so long as the Investor Shareholders, taken together, Beneficially Own shares of Common Stock (including Conversion Shares) issued or issuable pursuant to the Merger Agreement representing at least twenty percent (20.0%) of the outstanding Common Stock; and

(B) one (1) individual to serve as a Director for so long as the Investor Shareholders, taken together, Beneficially Own shares of Common Stock (including Conversion Shares) issued or issuable pursuant to the Merger Agreement representing at least ten percent (10.0%) of the outstanding Common Stock but less than twenty percent (20.0%) of the outstanding Common Stock.

[1]	NTD: Identity to be provided by the Unitholders’ Representative to the Company no later than ten (10) Business Days prior to the Closing Date.
[2]	NTD: Identity to be provided by the Unitholders’ Representative to the Company no later than ten (10) Business Days prior to the Closing Date.

In the event that the Investor Shareholders have nominated less than the total number of designees that such Investor Shareholders shall be entitled to nominate pursuant to this Section 2.1(c), then such Investor Shareholders shall have the right, at any time, to nominate such additional nominee(s) to which they are entitled, in which case, the Company and the Directors shall adopt resolutions to increase the size of the Board, if necessary, and to appoint such additional designees nominated by the Investor Shareholders to fill such vacancies, subject to Section 2.1(b).

(d) Director Nomination. Subject to Section 2.1(b), the Company shall nominate the Investor Director(s) for election or re-election, as applicable, to the Board at each annual or special shareholders meeting of the Company, at which the Investor Director is to stand for re-election and will take all actions necessary to cause the Board to recommend that the Company’s shareholders vote “FOR” the election of the Investor Director(s). The Company shall provide the highest level of support for the election of each Investor Shareholder Nominee (including with respect to the solicitation of proxies or consents) as it provides to any other individual standing for election as a director of the Company as part of the Company’s slate of directors. Each of the Investor Directors will hold office until his or her term expires and such Director’s successor has been duly elected and qualified or until such Investor Director’s earlier death, resignation or removal. For the avoidance of doubt, it is understood that the failure of the shareholders of the Company to elect any Investor Shareholder Nominee shall not affect the right of the Investor Shareholders to designate an Investor Shareholder Nominee for election in connection with any future election of Directors; provided, however, the Investor Shareholders shall not name any person as an Investor Shareholder Nominee who shall have been previously nominated for election as a Director by the Board and who shall have not been elected as a Director by the Company’s shareholders.

(e) Removal. Each Investor Director may be removed (with or without cause) from time to time and at any time by the Investor Shareholders upon written notice to the Company, and may otherwise only be removed for cause and solely to the extent in compliance with the other terms and conditions of the Charter; provided, however, upon written notice from the Company to the Investor Shareholder that a Resignation Event has occurred with respect to an Investor Director, which notice shall set forth in reasonable detail the facts and circumstances constituting the Resignation Event, the Investor Shareholder will cause such Investor Director then serving as a member of the Board to resign as a member of the Board within two (2) Business Days of such written notice. Any replacement Investor Director to fill the vacancy resulting from any such removal shall be made solely in the manner contemplated by Section 2.1(f), subject to the conditions of Section 2.1(b).

(f) Vacancy. Subject to Section 2.1(b), in the event that a vacancy is created at any time by the death, disability, retirement, resignation or removal (with or without cause) of any Investor Director and at the time of the creation of such vacancy the number of remaining Investor Directors is less than the total number of Directors the Investor Shareholders are permitted to nominate pursuant to Section 2.1(c), the remaining Directors and the Company shall adopt resolutions (including with respect to any necessary Bylaw amendments) and use its reasonable best efforts to take all other reasonably necessary actions within the control of the Board to cause such vacancy to be filled by a new designee of the Investor Shareholders as soon as practicable after the Investor Shareholders notify the Company of such designee.

(g) Exercise of Rights. Notwithstanding anything herein to the contrary, unless otherwise agreed by the Investor Shareholders, the rights pursuant to this Section 2.1 shall be exercised by the Investor Shareholders holding a majority of the Equity Securities held by all such Investor Shareholders; provided, that unless otherwise agreed to in writing by HFCP VI, it shall have the right to nominate one (1) Investor Shareholder Nominee on behalf of the Investor Shareholders hereunder for so long as it directly or indirectly Beneficially Owns any Equity Securities and, if permitted pursuant to Section 2.1(c)(A) Section 2.1(c), the Investor Shareholders are entitled to nominate one (1) Investor Shareholder Nominee.

(h) Resignation Event. Prior to designating any Investor Director Nominee, the Investor Shareholders shall enter into a written agreement with such Investor Director whereby such Investor Director agrees to resign as a member of the Board upon a Resignation Event. The Investor Shareholders acknowledge and agree that the Company shall be a third party beneficiary of the terms and conditions of such an agreement, and the Company shall have the right to enforce such an agreement to the same extent as the parties thereto.

(i) Termination of Director Designation Rights. At such time as the Investor Shareholders, taken together, Beneficially Own shares of Common Stock (including Conversion Shares) issued or issuable pursuant to the Merger Agreement representing less than twenty percent (20.0%) of the outstanding Common Stock, the Investor Shareholders’ right to designate, and the Company’s obligation to nominate, one of the two Investor Directors shall automatically terminate and the Investor Shareholders shall cause one of the two Investor Directors then serving as a member of the Board, promptly upon (and in any event within two (2) Business Days following) receipt of a written request from the Company, to resign as a member of the Board. Upon the occurrence of a Termination Event, the Investor Shareholders’ right to designate, and the Company’s obligation to nominate, an Investor Director shall automatically terminate, and the Investor Shareholders shall cause any such Investor Director then serving as a member of the Board, promptly upon (and in any event within two (2) Business Days following) receipt of a written request from the Company, to resign as a member of the Board.

Section 2.2. Information Rights.

(a) Subject to Section 2.2(b), the Company agrees that each Investor Director will be entitled to provide copies of the information received by such Investor Director as a member of the Company’s Board to the Investor Shareholders and their respective Affiliates; provided that no Investor Director shall be entitled to so provide copies of such information to the extent that the Company expressly indicates in writing that disclosure of such information would be reasonably likely to result in the waiver of attorney-client privilege.

(b) Each of the Investor Shareholders, severally and not jointly, agrees to keep confidential non-public information regarding the Company and its Subsidiaries received pursuant to Section 2.2(a) and to cause its Affiliates that receive such information to keep such information confidential; provided that nothing herein shall prevent any of the Investor

Shareholders or any of such Affiliates from disclosing any such information that (a) is or becomes generally available to the public other than as a result of a disclosure by any Investor Shareholder or any such Affiliate in violation of this Agreement, (b) was within any Investor Shareholder’s (or such Affiliate’s) possession or developed by it prior to being furnished with such information (provided that the source of such information was not known by such Investor Shareholder or Affiliate to be bound by a confidentiality agreement with, or other contractual, legal or fiduciary obligation of confidentiality to, the Company with respect to such information); (c) becomes available to any Investor Shareholder or any such Affiliate on a non-confidential basis from a source other than the Company (provided that such source is not known by such Investor Shareholder or Affiliate to be bound by a confidentiality agreement with, or other contractual, legal or fiduciary obligation of confidentiality to, the Company with respect to such information); or (d) is requested or required to be disclosed by Law or any Governmental Authority with jurisdiction over such Investor Shareholder or such Affiliate. Each of the Investor Shareholders will be responsible for any breach of this Section 2.2(b) by any of its Affiliates to the same extent as if such Investor Shareholder had breached this Section 2.2(b).

ARTICLE III

CERTAIN COVENANTS

Section 3.1. Regulatory Matters. If necessary, at the request of an Investor Shareholder, the Company shall promptly as practicable make any and all filings which it is required to make under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the “HSR Act”), for the conversion of the Series D Preferred Stock into Common Stock and, if applicable, Series E Preferred Stock, and the Company agrees to furnish the Investor Shareholders with such necessary information and reasonable assistance as the Investor Shareholders may reasonably request, in connection with its preparation of any necessary filings or submissions to the Federal Trade Commission or the Antitrust Division of the U.S. Department of Justice, including, without limitation, any filings or notices necessary under the HSR Act. The Company shall pay or reimburse the filing fee for any such filing under the HSR Act made pursuant to this Section 3.1.

Section 3.2. Investor Director Expenses. Each Investor Director will be reimbursed for his or her reasonable out-of-pocket expenses incurred in connection with such Investor Director’s participation as a member of the Board in the same manner as the other Directors.

Section 3.3. Indemnification Agreements; D&O Insurance.

(a) At all times while any Investor Director is serving as a member of the Board, and following any such Investor Director’s death, resignation, removal or other cessation as a director in such former Investor Director’s capacity as a former director, each Investor Director shall be entitled to all rights to indemnification and exculpation as are then made available to any other member of the Board. All such rights of indemnification shall specify that, as between the Company, on the one hand, and the Investor Shareholders and its Affiliates, on the other hand, the Company shall, in all events, be the full indemnitor of first resort and shall not be entitled to any contribution, indemnification or other payment by or from any of the Investor Shareholder or any of their respective Affiliates, and the indemnification agreements entered into between the Company and each of the Investor Directors when they become Directors shall include provisions consistent with the foregoing that are reasonably acceptable to such Investor Director.

(b) Each Investor Director (and former Investor Director) shall be entitled to benefits under any directors’ and officers’ liability insurance policy maintained by the Company to the same extent as any other Director.

(c) The provisions of this Section 3.3 shall survive the transfer of securities and any termination of this Agreement.

Section 3.4. Standstill Restrictions.

(a) Subject to Sections 3.4(b) and 3.4(c), until the time that the Investor Shareholders and their Affiliates in the aggregate Beneficially Own less than 10% of the outstanding Common Stock, each Investor Shareholder and its Affiliates shall not (i) directly or indirectly acquire, agree to acquire, or offer to acquire, Beneficial Ownership of any equity or debt securities of the Company, any warrant or option to purchase such securities, any security convertible into any such securities, or any other right to acquire such securities, other than (w) by way of stock dividends or distributions, rights offerings, stock-splits, reclassifications, recapitalizations, changes in capitalization, consolidations, restructurings, business combinations, exchange offers, reorganizations or any other similar action taken by the Company, (x) any Common Stock acquired upon conversion of the Series D Preferred Stock and Series E Preferred Stock, (y) any Preferred Stock or Common Stock paid as dividends or as an increase of the accrued liquidation payment amount or distributions thereon and (z) any Equity Securities issued to any Investor Shareholder Nominee in his or her capacity as a Director; (ii) directly or indirectly enter into or agree to enter into any merger, business combination, recapitalization, restructuring, change of control transaction or other extraordinary transaction involving the Company or any of its Subsidiaries; (iii) without limiting Section 2.1, make, or in any way participate or engage in, directly or indirectly, any solicitation of proxies to vote, or seek to advise or influence any person with respect to the voting of, any voting securities of the Company or any of Subsidiary of the Company (provided, that the limitation contained in this clause (iii) shall not apply to any proposal relating to a Fundamental Change to be voted on by the Company’s shareholders that is not instituted or proposed by such Investor Shareholder or any of the Affiliates of such Investor Shareholder or of which such Investor Shareholder or any of the Affiliates of such Investor Shareholder is a member); (iv) bring any action or otherwise act to contest the validity of the restrictions set forth in this Section 3.4, or seek a release of such restrictions; (v) form, join or in any way participate in a “group” (within the meaning of Section 13(d)(3) of the Exchange Act) with respect to any voting securities of the Company or any Subsidiary of the Company except for any group constituting solely of the Investor Shareholders and their respective Affiliates; (vi) without limiting Section 2.1, seek the removal of any directors from the Board or a change in the size or composition of the Board (including, without limitation, voting for any directors not nominated by the Board); (vii) initiate, propose or solicit any proposal with respect to any merger, consolidation or business combination involving the Company, any tender or exchange offer for Equity Securities of the Company, any sale or purchase of a substantial amount of the assets of the Company, any purchase of Equity Securities of the Company, any dissolution, liquidation, reorganization or recapitalization or similar business transaction involving the Company (in each case, other than with respect to securities owned by the Investor Shareholders); (viii) except as contemplated by Section 7.18 of the Merger Agreement, call, request the calling of, or otherwise seek or assist in the calling of a special meeting of the shareholders of the Company; (ix) deposit any Preferred Stock or Common Stock in a voting trust or similar arrangement or subject any Preferred Stock or Common Stock to any voting agreement, pooling arrangement or similar arrangement, or grant any proxy with respect to any Preferred Stock or Common Stock to any person that is not an Affiliate with the Investor Shareholders or Company management; (x) disclose publicly any intention, plan or arrangement prohibited by, or inconsistent with, this Section 3.4; or (xi) make, or take, any action that would reasonably be expected to cause the Company to be required to make a public announcement regarding any intention of any Investor Shareholder to take an action that would be prohibited by this Section 3.4.

(b) Nothing in this Section 3.4 shall (i) prohibit or restrict any Investor Shareholder or its Affiliates from taking any action required or contemplated by any other provision of this Agreement, the Merger Agreement or the Registration Rights Agreement, (ii) prohibit any individual who is serving as an Investor Director of the Company, solely in his or her capacity as such Investor Director, from taking any action or making any statement in such capacity or (iii) restrict any disclosure required to be made by any Investor Shareholder or its Affiliates under applicable Law, or requested to be made by a Governmental Authority with jurisdiction over such Investor Shareholder or Affiliate, in each case to the extent any such requirement or request does not arise from actions by such Investor Shareholder in violation of this Agreement. Notwithstanding anything to the contrary set forth herein, if the Board determines to engage in a process with respect to a potential Fundamental Change (or a transaction of the type that, if consummated, would result in a Fundamental Change) and provided the Board has not determined to terminate such process within 30 days of the commencement of such process, then, for so long as such condition continues to apply, such Investor Shareholder and its Affiliates may make a private offer to effect a Fundamental Change to the Board that neither such Investor Shareholder nor any of its Affiliates (i) publicly discloses or (ii) takes any action which would reasonably be expected to require the Company to publicly disclose such offer.

(c) Upon the occurrence of a Significant Event (as defined below), the restrictions set forth in Section 3.4(a) shall be suspended. A “Significant Event” means any of the following:

(i) the Company enters into an agreement for, or makes a public announcement of its intention to pursue, (A) the sale or other disposition of a majority or more of the Company’s outstanding Common Stock, (B) the sale or disposition of all or substantially all of the Company’s assets or a similar sale or change of control transaction, or (C) any merger, consolidation, or other similar business combination that could result in a Fundamental Change; or

(ii) the public announcement of a bona fide proposal by a third party (other than the Company, an Investor Shareholder, or any Person who is then an Affiliate of an Investor Shareholder) to acquire Equity Securities of the Company (including pursuant to a tender or exchange offer or merger), which, if successful, would result in a Fundamental Change; provided, however, that the Board either (A) has approved or recommended that the shareholders of the Company accept such offer or (B) has not rejected or recommended that the shareholders of the Company refrain from accepting such offer; or

(iii) a third party successfully consummates a proposal of the type described in the foregoing clause 3.4(c)(ii); or

(iv) the adoption by the Board of a plan of liquidation or dissolution.

Upon the cessation of the event or events that lead to the suspension of the restrictions in Section 3.4(a) pursuant to this Section 3.4(c), those restrictions shall be reinstated in accordance with their terms unless this Section 3.4(c) shall have terminated pursuant to Section 3.4(a).

(d) The restrictions set forth in Section 3.4(a) shall terminate with respect to the Investor Shareholders upon a Fundamental Change or at such time as the Investor Shareholders and their Affiliates in the aggregate Beneficially Own less than ten percent (10%) of the Company’s outstanding Common Stock.

Section 3.5. Post-Closing Equity Offerings. If the Stock Consideration issued at the Closing is Series D Preferred Stock and Series E Preferred Stock and the Company consummates one or more offerings of Common Stock, Qualified Future Parity Stock (as defined in the Charter as of the date hereof) or any other Junior Securities (as defined in the Charter as of the date hereof) between the Closing and the date that is 180 days after the Closing (collectively, the “Qualified Offering”), the Company shall use the Offering Proceeds to exercise its right pursuant to Section 7(b) of the Series E Articles of Amendment by delivery of a Company Redemption Notice (as defined in the Series E Articles of Amendment) to redeem the Series E Preferred Stock using the Offering Proceeds and, if the Offering Proceeds exceed the Company Redemption Price (as defined in the Series E Articles of Amendment) for all of the then outstanding shares of Series E Preferred Stock, to exercise its right pursuant to Section 7(a) of the Series D Articles of Amendment by delivery of a Company Redemption Notice (as defined in the Series D Articles of Amendment) to redeem the Series D Preferred Stock using such excess Offering Proceeds.

Section 3.6. Required Conversion of Series D Preferred Stock. If (x) the Stock Consideration issued at the Closing is Series D Preferred Stock and Series E Preferred Stock, (y) the Mandatory Conversion Time occurs and Shareholder Approval has not occurred prior to the Mandatory Conversion Time and (z) at the Mandatory Conversion Time, the shares of Series D Preferred Stock of an Investor Shareholder do not fully convert into shares of Common Stock as a result of the Conversion Limitation (as defined in the Series D Articles of Amendment) (each such Investor Shareholder, a “Conversion-Limited Investor”), then (i) the Company thereafter shall have the right, but not the obligation, at any time during the first ten (10) Business Days of each fiscal quarter of the Company commencing after the Closing Date, to deliver to each of the Conversion-Limited Investors a written notice that (A) sets forth the aggregate number of outstanding shares of Common Stock as of the close of business on the last day of the immediately completed prior fiscal quarter of the Company and (B) requests each of such Conversion-Limited Investors to exercise (if and to the extent permitted by the Charter) their respective rights pursuant to Section 9(b) of the Series D Articles of Amendment to convert the maximum number of shares of Series D Preferred Stock held by such Conversion-Limited Investors without exceeding the Conversion Limitation and (ii) if, at such time, any Conversion-Limited Investor, together with its Affiliates that would be aggregated for purposes of determining a group exists under Section 13(d) of the Exchange Act, Beneficially Own shares of Common Stock that are less than the Conversion Limitation (each such Conversion-Limited Investor, a “Conversion-Eligible Investor”), then promptly (and, in any event, within ten (10) Business Days) after receipt of such notice, each of such Conversion-Eligible Investors will exercise its right pursuant to Section 9(b) of the Series D Articles of Amendment to convert the maximum number of shares of Series D Preferred Stock held by such Conversion-Limited Investor without exceeding the Conversion Limitation. In connection with any such conversion by a Conversion Eligible Investor, the Company shall provide all reasonable assistance requested by such Conversion-Eligible Investor in connection with determining the number of outstanding shares of Common Stock at the time of such conversion so as to ensure that the Conversion Limitation is not exceeded as a result of any such conversion. This Section 3.6 shall terminate at such time as there are no longer any Conversion-Limited Investors.

ARTICLE IV

MISCELLANEOUS

Section 4.1. Termination. This Agreement shall terminate (except for Section 3.2, Section 3.3, Section 3.4, Section 3.6 and this ARTICLE IV, which shall survive such termination in accordance with their terms), upon the earlier of: (i) a Termination Event and (ii) the written consent of the parties hereto in such number and manner required for amendments hereto as provided in Section 4.6.

Section 4.2. Successors and Assigns; Assignment. Except as otherwise expressly provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors and administrators of the parties hereto. This Agreement and the Investor Shareholders’ rights hereunder may not be assigned by an Investor Shareholder without the prior written consent of the Company, except that each Investor Shareholder may assign its rights and obligations without such consent if such assignment occurs in connection with a transfer of such Investor Shareholders’ shares of Common Stock, Series D Preferred Stock or Series E Preferred Stock to any Affiliate of such Investor Shareholder.

Section 4.3. No Third Party Beneficiaries. Except as specifically provided in Section 2.1(h), Section 3.2 and Section 3.3 (with respect to which the Investor Directors named therein shall be third party beneficiaries of such provisions), and this Section 4.3, this Agreement is not intended, and shall not be deemed, to confer any rights or remedies upon any Person other than the parties hereto or otherwise create any third party beneficiary hereto.

Section 4.4. Entire Agreement. This Agreement and the other agreements or documents referred to herein, constitutes the full and entire understanding and agreement among the parties with respect to the subject matter hereof and supersede any prior understandings, agreements or representations by or among the parties, written or oral, that may have related to the subject matter hereof in any way.

Section 4.5. Severability. If any provision of this Agreement, or the application of such provision to any Person or circumstance or in any jurisdiction, shall be held to be invalid or unenforceable to any extent, (i) the remainder of this Agreement shall not be affected thereby, and each other provision hereof shall be valid and enforceable to the fullest extent permitted by law, (ii) as to such Person or circumstance or in such jurisdiction such provision shall be reformed to be valid and enforceable to the fullest extent permitted by law and (iii) the application of such provision to other Persons or circumstances or in other jurisdictions shall not be affected thereby. Any default hereunder by an Investor Shareholder shall not excuse a default by any other Investor Shareholder.

Section 4.6. Amendment; Waiver.

(a) No amendment, waiver or other modification of, or consent under, any provision of this Agreement shall be effective against the Company, unless it is approved in writing by the Company and no amendment, waiver or other modification of, or consent under, any provision of this Agreement shall be effective against the Investor Shareholders, unless it is approved in writing by the Investor Shareholders Beneficially Owning a majority in interest of the Conversion Shares; provided, that if any amendment or waiver operates in a manner that purports by its terms to treat any Investor Shareholder different from other Investor Shareholders in a manner adverse to such Investor Shareholder, the consent of such Investor Shareholder shall also be required for such amendment or waiver to be binding on such adversely affected Investor Shareholder; provided, further, that the Investor Shareholders may waive any rights or provide consent with respect to itself. No waiver of any breach of any agreement or provision herein contained shall be deemed a waiver of any preceding or succeeding breach thereof nor of any other agreement or provision herein contained.

(b) Neither the failure nor delay on the part of any party hereto to exercise any right, remedy, power or privilege under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any right, remedy, power or privilege preclude any other or further exercise of the same or of any other right, remedy, power or privilege, nor shall any waiver of any right, remedy, power or privilege with respect to any occurrence be construed as a waiver of such right, remedy, power or privilege with respect to any other occurrence. No waiver shall be effective unless it is in writing and is signed by the party asserted to have granted such waiver.

Section 4.7. Notices. All notices, requests and other communications to any party hereunder shall be in writing (including facsimile transmission and electronic mail (“email”) transmission, so long as a receipt of such e-mail is requested and received by non-automated response). All such notices, requests and other communications shall be delivered in person or sent by facsimile, email or nationally recognized overnight courier and shall be deemed received on the date of receipt by the recipient thereof if received prior to 5:00 p.m. on a Business Day in the place of receipt. Otherwise, any such notice, request or communication shall be deemed to have been received on the next succeeding Business Day in the place of receipt. All such notices, requests and other communications to any party hereunder shall be given to such party as follows:

If to the Company, to:

AmSurg Corp.

15 Burton Hills Boulevard, Suite 500

Nashville, Tennessee 37215

Attention: Chief Financial Officer

Facsimile: (615) 234-1426

Email: cgulmi@amsurg.com

With a copy (which shall not constitute actual or constructive notice) to:

Bass, Berry & Sims PLC

150 Third Avenue South, Suite 2800

Nashville, Tennessee 37201

Facsimile:    (615) 742-2736

E-mail: jjenkins@bassberry.com

Attention:    J. James Jenkins, Jr.

If to any Investor Shareholder, to:

c/o Hellman & Friedman LLC

One Maritime Plaza, 12th Floor

San Francisco, California 94111

Facsimile:    (415) 788-0176

E-mail: apark@hf.com

Attention:    Arrie R. Park

With a copy (which shall not constitute actual or constructive notice) to:

Simpson Thacher & Bartlett LLP

2475 Hanover Street

Palo Alto, California 94304

Facsimile:    (650) 251-5002

E-mail:         cskinner@stblaw.com

                     aazher@stblaw.com

Attention:    Chad A. Skinner

                    Atif I. Azher

or to such other address or to such other Person as either party shall have last designated by such notice to the other party.

Section 4.8. Governing Law; Jurisdiction; WAIVER OF JURY TRIAL.

(a) This Agreement and all claims or causes of action (whether in tort, contract or otherwise) that may be based upon, arise out of or relate to this Agreement or the negotiation, execution or performance of this Agreement (including any claim or cause of action based upon, arising out of or related to any representation or warranty made in or in connection with this Agreement) shall be governed by and construed in accordance with the laws of the State of Delaware, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws.

(b) Each of the parties hereto hereby irrevocably acknowledges and consents that any legal action or proceeding brought with respect to this Agreement or any of the obligations arising under or relating to this Agreement shall be brought and determined exclusively in the Court of Chancery in the State of Delaware (or, only if the Court of Chancery in the State of Delaware declines to accept jurisdiction over a particular matter, any Federal court of the United States of America sitting in the State of Delaware), and each of the parties hereto hereby irrevocably submits to and accepts with regard to any such action or proceeding, for itself and in respect of its property, generally and unconditionally, the exclusive jurisdiction of the Court of Chancery in the State of Delaware (or, only if the Court of Chancery in the State of Delaware declines to accept jurisdiction over a particular matter, any Federal court of the United States of America sitting in the State of Delaware). Each party hereby further irrevocably waives any claim that the Court of Chancery in the State of Delaware (or, only if the Court of Chancery in the State of Delaware declines to accept jurisdiction over a particular matter, any Federal court of the United States of America sitting in the State of Delaware) lacks jurisdiction over such party, and agrees not to plead or claim, in any legal action or proceeding with respect to this Agreement or the transactions contemplated hereby brought in the Court of Chancery in the State of Delaware (or, only if the Court of Chancery in the State of Delaware declines to accept jurisdiction over a particular matter, any Federal court of the United States of America sitting in the State of Delaware), that any such court lacks jurisdiction over such party.

(c) Each party irrevocably consents to the service of process in any legal action or proceeding brought with respect to this Agreement or any of the obligations arising under or relating to this Agreement by the mailing of copies thereof by registered or certified mail, postage prepaid, to such party, at its address for notices as provided in Section 4.7 of this Agreement, such service to become effective ten (10) days after such mailing. Each party hereby irrevocably waives any objection to such service of process and further irrevocably waives and agrees not to plead or claim in any action or proceeding commenced hereunder or under any other documents contemplated hereby, that service of process was in any way invalid or ineffective. Subject to Section 4.8(d), the foregoing shall not limit the rights of any party to serve process in any other manner permitted by applicable law. The foregoing consents to jurisdiction shall not constitute general consents to service of process in the State of Delaware for any purpose except as provided above and shall not be deemed to confer rights on any Person other than the respective parties to this Agreement.

(d) Each of the parties hereto hereby waives any right it may have under the laws of any jurisdiction to commence by publication any legal action or proceeding with respect to this Agreement or any of the obligations under or relating to this Agreement. To the fullest extent permitted by applicable law, each of the parties hereto hereby irrevocably waives the objection which it may now or hereafter have to the laying of the venue of any suit, action or proceeding with respect to this Agreement or any of the obligations arising under or relating to this Agreement in the Court of Chancery in the State of Delaware (or, only if the Court of Chancery in the State of Delaware declines to accept jurisdiction over a particular matter, any Federal court of the United States of America sitting in the State of Delaware), and hereby further irrevocably waives and agrees not to plead or claim that the Court of Chancery in the State of Delaware (or, only if the Court of Chancery in the State of Delaware declines to accept jurisdiction over a particular matter, any Federal court of the United States of America sitting in the State of Delaware) is not a convenient forum for any such suit, action or proceeding.

(e) The parties hereto agree that any judgment obtained by any party hereto or its successors or assigns in any action, suit or proceeding referred to above may, in the discretion of such party (or its successors or assigns), be enforced in any jurisdiction, to the extent permitted by applicable law.

(f) EACH OF THE PARTIES HEREBY WAIVES TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY WITH RESPECT TO ANY SUIT, ACTION OR PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY. EACH OF THE PARTIES (I) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF ANY SUIT, ACTION OR PROCEEDING, SEEK TO ENFORCE THE FOREGOING WAIVER AND (II) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREBY BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 4.8(f).

Section 4.9. Specific Performance. The parties hereto agree that the obligations imposed on them in this Agreement are special, unique and of an extraordinary character, and that, in the event of breach by any party, damages would not be an adequate remedy and each of the other parties shall be entitled to specific performance and injunctive and other equitable relief in addition to any other remedy to which it may be entitled, at law or in equity. The parties hereto further agree to waive any requirement for the securing or posting of any bond in connection with the obtaining of any such injunctive or other equitable relief.

Section 4.10. Further Assurances. The Company agrees to use its commercially reasonable efforts to cooperate and take, or cause to be taken, all action, and to do, or cause to be done as promptly as practicable all things that are (i) reasonably requested by an Investor Shareholder in order to facilitate or effect an in-kind distribution of Equity Securities held by such Investor Shareholder to its direct or indirect equityholders and (ii) reasonably requested by an Investor Shareholder, including providing any information, documentation or opinions required by the transfer agent of any Common Stock or Preferred Stock to remove any restrictive legends (or remove the analogous notation from the Company’s share registry) on any Common Stock or Preferred Stock transferred or to be transferred by such Investor Shareholder promptly as practicable upon the request of such Investor Shareholder, and in furtherance thereof, to the extent any such shares of Common Stock or Preferred Stock are certificated, the Company shall promptly as practicable issue to such Investor Shareholder (or its designee) a new certificate representing such shares of Common Stock or Preferred Stock, as the case may be, without any applicable restrictive legend.

Section 4.11. Aggregation. All Equity Securities held or acquired by an Investor Shareholder and its Affiliates shall be aggregated together for purposes of determining the rights or obligations of an Investor Shareholder, or application of any restrictions to an Investor Shareholder, under this Agreement, in each instance in which such right, obligation or restriction is determined by any ownership threshold. The Investor Shareholders may allocate their ability to exercise any of their rights under this Agreement in any manner that they see fit.

Section 4.12. No Recourse.

(a) All claims, obligations, liabilities, or causes of action (whether in contract or in tort, in law or in equity, or granted by statute) that may be based upon, in respect of, arise under, out or by reason of, be connected with, or relate in any manner to this Agreement, or the negotiation, execution, or performance of this Agreement (including any representation or warranty made in, in connection with, or as an inducement to, this Agreement), may be made only against (and such representations and warranties are those solely of) the Persons that are expressly identified as parties in the preamble to this Agreement (the “Contracting Parties”). No Person who is not a Contracting Party, including any current, former or future director, officer, employee, incorporator, member, partner, manager, stockholder, Affiliate, agent, attorney, representative or assignee of, and any financial advisor, or lender to, any Contracting Party, or any current, former or future director, officer, employee, incorporator, member, partner, manager, stockholder, Affiliate, agent, attorney, representative or assignee of, and any financial advisor, or lender to, any of the foregoing (collectively, the “Nonparty Affiliates”), shall have any liability (whether in contract or in tort, in law or in equity, or granted by statute) for any claims, causes of action, obligations, or liabilities arising under, out of, in connection with, or related in any manner to this Agreement or based on, in respect of, or by reason of this Agreement or its negotiation, execution, performance, or breach and, to the maximum extent permitted by law, each Contracting Party hereby waives and releases all such liabilities, claims, causes of action, and obligations against any such Nonparty Affiliates. Without limiting the foregoing, to the maximum extent permitted by law, (a) each Contracting Party hereby waives and releases any and all rights, claims, demands, or causes of action that may otherwise be available at law or in equity, or granted by statute, to avoid or disregard the entity form of a Contracting Party or otherwise impose liability of a Contracting Party on any Nonparty Affiliate, whether granted by statute or based on theories of equity, agency, control, instrumentality, alter ego, domination, sham, single business enterprise, piercing the veil, unfairness, undercapitalization, or otherwise; and (b) each Contracting Party disclaims any reliance upon any Nonparty Affiliates with respect to the performance of this Agreement or any representation or warranty made in, in connection with, or as an inducement to this Agreement.

(b) Notwithstanding anything in this Agreement to the contrary, the parties expressly acknowledge and agree that: (i) each Nonparty Affiliate has the right to, and shall have no duty (contractual or otherwise) not to, directly or indirectly engage in the same or similar business activities or lines of business as the Company or any of its subsidiaries, including those deemed to be competing with the Company or any of its subsidiaries; and (ii) in the event that a Nonparty Affiliate acquires knowledge of a potential transaction or matter that may be a corporate opportunity for the Company or any of its subsidiaries, such Nonparty Affiliate shall have no duty (contractual or otherwise) to communicate or present such corporate opportunity to the Company or any of its subsidiaries, as the case may be, and shall not be liable to the Company or its Affiliates or stockholders for breach of any duty (contractual or otherwise) by reason of the fact that such Nonparty Affiliate, directly or indirectly, pursues or acquires such opportunity for itself, directs such opportunity to another person, or does not present such opportunity to the Company.

Section 4.13. Counterparts. This Agreement may be executed in any number of counterparts (including via facsimile or email if in PDF format), each of which shall be an original, but all of which together shall constitute one instrument.

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first set forth above.

COMPANY:

AMSURG CORP.

By:
Name:
Title:

[Signature Page to Shareholders’ Agreement]

INVESTOR SHAREHOLDERS:

[—]

By:	[—], its General Partner

By:	[—], its General Partner

By:
Name:
Title:

[Signature Page to Shareholders’ Agreement]